Exhibit 10.16

LEASE AGREEMENT

ONE EXETER PLAZA

699 BOYLSTON ST., BOSTON, MASSACHUSETTS

L E A S E

FROM

CPT ONE EXETER PLAZA, LLC, A DELAWARE

LIMITED LIABILITY COMPANY

TO

EPIRUS BIOPHARMACEUTICALS, INC.

DATE: MARCH 8, 2013

LIST OF EXHIBITS. The following Exhibits are a part of this Lease and are incorporated herein by reference.

Exhibit A	Legal Description of the Land

Exhibit B	Floor Plan

Exhibit C	Workletter

Schedule C-1	Landlord’s Work

Schedule C-2	Plans

Exhibit D	List of Mortgagees

Exhibit E	Form of Commencement Date Agreement

Exhibit F	Contractor and Subcontractor Insurance Limit Requirements

Exhibit G	Service Contractor Insurance Limit Requirements

Exhibit H	Rules and Regulations

LEASE AGREEMENT

This LEASE is a Lease made as of this 8th day of March, 2013 (the “Effective Date”) between CPT ONE EXETER PLAZA, LLC, a Delaware limited liability company (hereinafter “Landlord”), and EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (hereinafter “Tenant”).

Landlord and Tenant hereby agree with each other as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

1.1	BASIC DATA. The following terms shall have the following meanings:

LANDLORD:	CPT ONE EXETER PLAZA, LLC

LANDLORD’S ADDRESS:	c/o AEW Capital Management, L.P. Two Seaport Lane World Trade Center East Boston, MA 02210 Attention: Asset Manager for CPT One Exeter Plaza LLC Fax: (617) 261-9555

TENANT:	EPIRUS Biopharmaceuticals, Inc.

TENANT’S ADDRESS:	Before Commencement Date: 800 Boylston Street 16th Floor Boston, MA 02199 After Commencement Date: One Exeter Plaza 699 Boylston Street Boston, MA 02199

BUILDING:	One Exeter Plaza, 699 Boylston Street, Boston, Massachusetts

LAND:	The Land on which the Building is located and which is described on Schedule A

PREMISES:	As shown on Schedule B and known as Suite 1102 on the 11th floor of the Building.

OFFICE SPACE OF BUILDING:	The aggregate area of rentable square feet contained in Floors 3 through Penthouse of the Building plus that portion of Floor 2 that is used for general office purposes.

RENTABLE AREA OF THE PREMISES:	3,000 rentable square feet.

OFFICE RENTABLE AREA OF THE BUILDING:	184,146 rentable square feet.

TOTAL RENTABLE AREA OF THE BUILDING:	207,076 rentable square feet.

TERM:	Three (3) years and three (3) months, beginning on the Commencement Date and expiring on the Expiration Date.

EFFECTIVE DATE:	The date of execution of this Lease.

COMMENCEMENT DATE:	The Lease Commencement Date, as defined in the Work Letter, attached as Exhibit C hereto, anticipated to occur on March 8, 2013.

RENT COMMENCEMENT DATE:	June 8, 2013 unless the Commencement Date is delayed as provided herein, in which case that date which is three (3) months after the Commencement Date.

EXPIRATION DATE:	June 30, 2016, unless the Commencement Date is delayed as provided herein, in which case the Expiration Date shall be the last date of the month occurring three (3) years after the Rent Commencement Date.

SECURITY DEPOSIT:	$53,000.00

BASE RENT:

Lease Year	Annual Rent	Monthly Rent

Commencement Date – Rent Commencement Date	N/A	$0

Rent Commencement Date (est. June 1, 2013) – May 31, 2014 Lease Year 1	$159,000.00	$13,250.00

June 1, 2014 – May 31, 2015 Lease Year 2	$162,000.00	$13,500.00

June 1, 2015 – Expiration Date Lease Year 3	$165,000.00	$13,750.00

TENANT’S PROPORTIONATE SHARE FOR OFFICE OPERATING EXPENSES:	1.629%

TENANT’S PROPORTIONATE SHARE FOR TAXES:	1.449%

BASE YEAR FOR COSTS OF OPERATIONS:	Calendar Year 2013

BASE YEAR FOR TAXES	Fiscal Year 2014 (i.e., July 1, 2013 through June 30, 2014)

BROKER:	Landlord: Cushman & Wakefield of MA, Inc. Tenant: Richards, Barry, Joyce & Partners

ADA:	The Americans with Disabilities Act of 1990, as amended.

ADDITIONAL RENT:	Any amounts that this Lease requires Tenant to pay in addition to Base Rent.

COMMON AREAS:	As defined in Section 2.2.

LEASE YEAR:	Any twelve (12) month period during the term of the Lease commencing as of the Rent Commencement Date (except if the Rent Commencement Date is not the first day of a calendar month, then the first Lease year shall be the period from the Rent Commencement Date to the first anniversary of the last day of the month in which the Rent Commencement Date occurs), or as of the day following the end of the previous Lease Year. That part of the Term subsequent to the Commencement Date but prior to the Rent Commencement Date is deemed to be part of the first Lease Year of the Term.

PROPERTY:	The Land and all improvements built on the Land, including without limitation the Building, walkways, driveways, fences, and landscaping.

RENT:	The Base Rent and Additional Rent.

ARTICLE 2

PREMISES

2.1	DEMISE AND LEASE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises. The Premises shall not include any Common Areas.

2.2	COMMON AREAS AND LANDLORD’S RESERVED RIGHTS.

(A) Tenant shall have the non-exclusive right to use in common with others, subject to the terms of this Lease, the following areas (“Common Areas”): (a) the common lobbies, corridors, stairways, elevators and mechanical, janitorial and electrical rooms of the Building, and the pipes, ducts, shafts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant’s premises, but Landlord shall not be unreasonable in denying such access. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

(B) Landlord reserves the right, provided the same is done without unreasonable interference with Tenant’s use, to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant fixtures, wherever located. Except in the case of emergencies or for normal cleaning or maintenance, Landlord agrees to use reasonable efforts to give Tenant reasonable advance notice of any of the foregoing which require work in the Premises.

(C) Landlord reserves all rights of ownership and use in all respects outside the Premises. Landlord shall have the right to change and rearrange the Common Areas, to change, relocate and eliminate facilities therein, to permit the use of or lease all or part thereof for exhibitions and displays and to sell, lease or dedicate all or part thereof to public use; and further to make changes in the Building and other structures and improvements on the Land, except the Premises; as long as Tenant at all times has reasonable access to the Building and Premises.

ARTICLE 3

LEASE TERM AND EXTENSION OPTIONS

3.1	TERM. The Term of this Lease shall be the period specified in Section 1.1 hereof as the “Lease Term”, unless sooner terminated or extended as herein provided.

3.2	EXTENSION OPTIONS.

(A) On the conditions that, both at the time of exercise of the option to extend and as of the commencement of the Extended Term in question: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant, itself, a Permitted Tenant Successor, and/or Tenant Affiliates occupy one hundred percent (100%) of the Rentable Floor Area of the Premises, then Tenant shall have the right to extend the Term hereof from the original expiration date hereof for one (1) period of one (1) year. The option period is sometimes referred to as an “Extended Term.” Such extension shall be on all of the terms and conditions of this Lease, except that the Annual Fixed Rent shall be equal to the Fair Market Rental Value, as determined below, as of the commencement of the Extended Term in question, and Landlord has no obligation to provide any construction allowance or to perform any work to the Premises as a result of such extension.

(B) In order to exercise an option to extend the Term, Tenant shall give notice (“Tenant’s Extension Notice”) thereof to Landlord, not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the then-current Term of this Lease, whereupon Landlord shall tell Tenant the proposed Annual Fixed Rent for the applicable Extended Term (“Landlord’s Quotation”). Such Tenant’s Extension Notice shall be irrevocable. Landlord and Tenant shall attempt to agree on the Annual Fixed Rent for such Extended Term within thirty (30) days after Landlord’s Quotation (the “Negotiation Period”). If Landlord and Tenant have not so agreed and executed a written instrument evidencing such agreement within the Negotiation Period, then Landlord and Tenant shall each, within seven (7) days from the expiration of the Negotiation Period, designate an independent, licensed real estate broker, who shall have more than five (5) years’ experience as a real estate broker specializing in commercial leasing and who shall be familiar with the commercial real estate market in which the Building is located. Said brokers shall each determine the Fair Market Rent for the Premises within fifteen (15) days. If the lower of the two determinations is not less than ninety-five percent (95%) of the higher of the two determinations, then the Fair Market Rent shall be the average of the two determinations. If the lower of the two determinations is less than ninety-five percent (95%) of the higher of the two determinations, then the two brokers shall render separate written reports of their determinations and within fifteen (15) days thereafter the two brokers shall appoint a third broker with like qualifications. Such third broker shall be furnished the written reports of the first two brokers. Within fifteen (15) days after the appointment of the third (3rd) broker, the third broker shall appraise the Fair Market Rent. The Fair Market Rent for purposes of this Section shall equal the average of the two closest determinations; provided, however, that (a) if any one determination is agreed upon by any two of the brokers, then the Fair Market Rent shall be such determination, and (b) if any one determination is equidistant from the other two determinations, then the Market Rent shall be such middle determination. The Annual Fixed Rent for the Extended Term in question shall be the Fair Market Rent as so determined. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Among the factors to be considered in determining Fair Market Rent shall be the rental rates then being obtained for renewal leases for similar space in office buildings of similar quality, in similar locations, that are of comparable age to the Building and are leased to first-class private sector tenants. All determinations shall reflect market conditions expected to exist as of the date Annual Fixed Rent based on Fair Market Rent is to commence.

(C) Upon the timely giving of Tenant’s Extension Notice, the term of this Lease shall be automatically extended for the applicable Extended Term without the execution of any additional documents, and all references to the Lease Term or the Term of this Lease shall mean the Lease Term, as so extended, unless the context clearly otherwise requires. As soon as it is determined, Landlord and Tenant agree to enter into a document setting forth the Annual Fixed Rent for the applicable Extended Term. If Tenant shall not timely give Tenant’s Extension Notice, then Tenant’s extension option shall be void and of no further force and effect.

ARTICLE 4

LANDLORD’S WORK

4.1	Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date “as is”, and (b) except as set forth below in this Article 4 or in the Workletter Agreement attached hereto as Exhibit C, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Landlord has substantially completed any work to be performed by Landlord under this Lease, Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.

ARTICLE 5

USE OF PREMISES

5.1	USE. Tenant shall use the Premises solely for general office purposes and for no other use or purpose (the “Permitted Use”). Tenant shall not use the Premises: (i) for any unlawful purpose, (ii) for any auction sale, (iii) in any manner that will, to the extent applicable, cause the Building or any part thereof not to conform with Landlord’s sustainability practices and/or any then-applicable Green Building Standard (as defined below) regarding the Building or (iv) in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant of the Building. Tenant shall not knowingly generate, use, store, or dispose of any materials posing a health or environmental hazard in or about the Building. Tenant shall comply with and conform to all present and future laws, ordinances, regulations and orders of all applicable governmental or quasi-governmental authorities having jurisdiction over the Premises, including those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. The party constructing the Tenant Work pursuant to Exhibit C hereto shall obtain any necessary certificate of occupancy for the Premises. As used herein, the term “Green Building Standard” shall refer to the standards and certifications utilized under a nationally recognized third party rating system for so-called “green” buildings (e.g. the U.S. Green Building Council’s Leadership in Energy and Environmental Design [LEED] rating system), it being acknowledged that as of the date hereof, the Building has not received any certification under any Green Building Standard.

5.2	OCCUPANCY TAXES. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant in connection with Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business in the Premises or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

5.3	SUSTAINABLE BUILDING OPERATIONS.

(A) Tenant acknowledges that Landlord may elect to operate the Building in accordance with sustainable building practices as designated by Landlord. Tenant shall, in the performance of Tenant’s maintenance obligations hereunder, as well as in connection with any work undertaken by or on behalf of Tenant pursuant to this Lease, comply with the minimum standards of such sustainability practices, in addition to all applicable laws. The foregoing obligation shall also apply to any material purchased by or for Tenant in connection with such maintenance and/or work, as well as the disposal of waste by Tenant or anyone performing work on behalf of Tenant.

(B) Tenant shall use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; closing shades on the south side of the Building to avoid overheating the space when seasonally appropriate; turning off lights and equipment at the end of the work day (unless such items are required to be kept on for remote access); purchasing Energy Star qualified equipment, including but not limited to lighting, office equipment, commercial and residential kitchen equipment, vending and ice machines; and purchasing products certified by the EPA Water Sense program.

ARTICLE 6

ANNUAL FIXED RENT

6.1	PAYMENT. Beginning on the Rent Commencement Date, Tenant shall pay the Annual Fixed Rent specified in Section 1.1. The Annual Fixed Rent shall be due and payable in equal monthly installments, without notice, demand, setoff or deduction (except as otherwise specifically provided herein), in advance on the first day of each month during each Lease Year. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the Annual Fixed Rent payable during the first Lease Year, which amount shall be credited toward the first full monthly installment of the Annual Fixed Rent payable under this Lease. If the Rent Commencement Date is not the first day of a month, then the Annual Fixed Rent from the Rent Commencement Date until the first day of the following month shall be prorated on a per diem basis, and Tenant shall pay such prorated installment of the Annual Fixed Rent on the Rent Commencement Date.

6.2	RENT COMMENCEMENT DATE. The Rent Commencement Date of the Lease shall be the date that is three (3) months following the Commencement Date and is estimated to be June 1, 2013.

In the event the Rent Commencement Date, as determined pursuant to the foregoing is other than the first day of a calendar month, the expiration of the initial Term hereunder shall be extended to the close of the day on the last day of the calendar month in which the Term Expiration Date otherwise would fall.

Upon establishment of the Rent Commencement Date by Landlord, Landlord and Tenant shall execute, within ten (10) days of demand by either party, an agreement specifying the Commencement Date, Rent Commencement Date and the Expiration Date.

6.3	METHOD OF PAYMENT. All sums payable by Tenant under this Lease shall be paid to Landlord by check drawn on a U.S. bank (subject to collection) or by wire transfer, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights.

ARTICLE 7

TAXES AND OPERATING EXPENSES

7.1	TAXES.

(A) DEFINITIONS. With reference to the real estate taxes referred to in this Article VI, it is agreed that terms used herein are defined as follows:

“Tax Year” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Tax Year being the one in which the Commencement Date occurs.

“Landlord’s Tax Expenses Allocable to the Premises” means the same proportion of Landlord’s Tax Expenses as Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate “real estate taxes” (hereinafter defined) with respect to that Tax Year, reduced by any net abatement receipts and taking into account any other tax benefit program which may be applicable to the Building and the Land with respect to that Tax Year.

“Real estate taxes” shall mean (1) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Land, (2) any other present or future taxes or governmental charges that are imposed upon Landlord in connection with its ownership of the Building or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, (3) any assessments upon Landlord or the Building in connection with any operation to promote, police, clean or otherwise benefit the neighborhood in which the Building is situated, and (4) Landlord’s expenses (including reasonable attorneys’ and appraisers’ fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. Real estate taxes shall not include any (net) income taxes or any excess profits, excise, estate, succession, inheritance or transfer taxes. For the purposes of this Lease, real estate taxes shall include any payment in lieu of taxes.

“Base Taxes” means Landlord’s Tax Expenses (hereinbefore defined) for the fiscal tax year 2014 (i.e., the period beginning July 1, 2013 and ending June 30, 2014).

“Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of Tenant’s Premises bears to the Total Rentable Floor Area of the Building.

If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

(B) TENANT’S SHARE OF REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Lease Term, Landlord’s Tax Expenses

Allocable to the Premises for a full Tax Year exceed Base Taxes Allocable to the Premises or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess. Monthly payments by Tenant on account of any Tax Excess, as reasonably estimated by Landlord, shall be made at the time and in the fashion herein provided for the payment of Annual Fixed Rent. Following the end of each Tax Year, Landlord shall submit a statement showing (1) Tenant’s share of any Tax Excess actually incurred during the preceding Tax Year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Real Estate Taxes submitted by Landlord under this Section 6.1(B) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered.

7.2	OPERATING COSTS

(A) DEFINITIONS.

“Operating Expenses Allocable to the Premises” means the same proportion of the Operating Expenses for the Building (as hereinafter defined) as Rentable Floor Area of the Premises bears to the Office Rentable Floor Area of the Building.

“Base Operating Expenses” means Operating Expenses for the Building for calendar year 2013 (that is the period beginning January 1, 2013 and ending December 31, 2013). Base Operating Expenses shall not include market-wide cost increases due to extraordinary circumstances, including but not limited to Landlord’s Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, none of which have occurred to Landlord’s knowledge as of the executed date hereof. Landlord agrees to provide notice to Tenant of such market wide cost increases as soon as practicable after the after the occurrence of the same.

“Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses as the Rentable Floor Area of Tenant’s Premises bears to the Office Rentable Floor Area of the Building.

“Operating Expenses for the Building” means all costs and expenses incurred by Landlord in the ownership and operation of the Building, including all of the following: (1) electricity, gas, water, sewer and other utility charges;

(2) premiums and other charges for insurance (including, but not limited to, property insurance, rent loss insurance and liability insurance which may include terrorism and mold coverage); (3) reasonable management fees incurred in the management of the Building; (4) all costs incurred in connection with service and maintenance contracts; (5) maintenance and repair expenses and supplies; (6) amortization (calculated over such reasonable period as Landlord may determine in accordance with generally accepted accounting principles, with interest at Landlord’s cost of funds or (if the capital improvement is not financed) at two (2) percentage points above the prime rate reported in The Wall Street Journal) for capital expenditures that are made by Landlord for the purpose of complying with legal or insurance requirements or that are intended to result in a net decrease in Operating Expenses for the Building; (7) reasonable legal fees (except as excluded below), administrative expenses, and accounting and other professional fees and expenses; (8) charges for security, janitorial, and cleaning services and supplies furnished to the Building; (9) to the extent applicable, insurance endorsements in order to repair, replace and re-commission the Building for re-certification pursuant to any Green Building Standard; (11) to the extent applicable, all costs of (i) maintaining, managing, reporting, commissioning, and recomissioning the Building or any part thereof that was designed and/or built to be sustainable and conform with any Green Building Standard, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under any Green Building Standard; provided, however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost that is capitalized and thereafter amortized annually in accordance with generally accepted accounting principles; and (12) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building. Operating Expenses for the Building shall not include: (A) interest and amortization of mortgages or any other encumbrances; (B) ground rent; (C) depreciation of the Building; (D) income or other taxes imposed or measured by the net income of Landlord from the operation of the Building; (E) costs of preparing, improving or altering tenant space for any new or renewal tenant; (F) leasing commissions and other marketing expenses; (G) legal fees incurred in disputes with tenants or in connection with the sale, financing or leasing of the Building; (H) costs of capital improvements other than those described in clauses (6) and (11) above; (I) expenses reimbursed to Landlord by way of warranties, insurance or condemnation proceeds, or any other source (other than “pass-through” provisions such as this Section 5.1); (J) amounts paid to any partner, shareholder, officer, or director of Landlord, for salary or other compensation; (K) reserves for repairs, maintenance, and replacements; (L) any amounts paid to any person, firm, or corporation related to or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners to the extent they exceed arms-length competitive prices paid in the greater Boston area for the services or goods provided; (M) costs of electricity outside normal business hours sold to tenants of the Building by Landlord or any other special service sold to other tenants; (N) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity, such as trustees’ fees, annual fees, corporate or partnership organization or administration expenses, deed recordation expenses, and legal and accounting fees (other than with respect to Building operations); (O) costs (including fines and penalties imposed) incurred by Landlord to remove any hazardous or toxic wastes, materials or substances from either the Building or Land; (P) Landlord’s general corporate overhead and general and administrative expenses; (Q) costs related to any building other than the Building, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of any costs actually attributable to the Building; (R) acquisition costs for sculpture, paintings and other art objects; (S) rental costs and related expenses for leasing systems or equipment that would be considered a capital improvement or expenditure if purchased (unless such purchase would be covered under clause (6) above); (T) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Building; (U) costs of operation of the Building associated exclusively with restaurant or retail operations; and (V) electric expenses to the extent that electricity to the Premises is separately metered and paid by Tenant.

(B) GROSS UP PROVISION. Notwithstanding the foregoing, in determining the amount of Operating Expenses for the Building for any calendar year or portion thereof falling within the Lease Term, if less than one hundred percent (100%) of the Rentable Area of the Building shall have been occupied by tenants at any time during the period in question, then those elements of Operating Expenses which vary based upon occupancy for such period shall be adjusted to equal the amount such elements of Operating Expenses would have been for such period had occupancy been one hundred percent (100%) throughout such period.

(C) TENANT’S PAYMENTS ON ACCOUNT OF OPERATING EXPENSES.

If with respect to any calendar year falling within the Lease term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises (as defined above) for a full calendar year exceed Base Operating Expenses Allocable to the Premises (as defined above) or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (as defined above) (either such amounts being hereinafter referred to as the “Operating Cost Excess”), then commencing on the Rent Commencement Date and continuing thereafter throughout the term of the Lease, Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in subpart (ii), the amount of such Operating Cost Excess.

Estimated payments by Tenant on account of Tenant’s responsibility for any Operating Cost Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid shall be an amount from time to time reasonably estimated by Landlord. Following the end of each calendar year, Landlord shall submit a statement showing (1) Tenant’s responsibility for any Operating Cost Excess actually incurred during the preceding calendar year, and (2) the aggregate amount of Tenant’s estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant’s actual liability, then Tenant shall deduct the net overpayment from its next monthly rental payment (or, if the Lease Term has expired, Landlord shall promptly reimburse to Tenant the amount of the overpayment). If such statement indicates that Tenant’s actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days following its receipt of Landlord’s statement. Landlord’s and Tenant’s obligations to make the payments described in the foregoing sentences shall survive the expiration or termination of this Lease. The statement of Operating Expenses submitted by Landlord under this Section 7.3(C) shall become binding and conclusive if not contested by Tenant within ninety (90) days after it is rendered.

ARTICLE 8

LANDLORD’S REPAIRS AND SERVICES

8.1	REPAIRS. Landlord shall deliver the Premises to Tenant with the following building systems in good working order: mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection of localized distribution to the Premises (excluding, however, any supplemental HVAC systems installed by the Tenant). Except for (a) normal and reasonable wear and use and (b) damage caused by fire or casualty and by eminent domain (which shall be governed by the respective provisions of Sections 14.1 and 14.3 hereof), Landlord shall keep and maintain, or cause to be kept and maintained, in good order, condition and repair the following portions of the Building: the heating, ventilation and air conditioning system, the structural portions of the roof, the exterior and load bearing walls, the foundation, the structural columns and floor slabs and other structural elements of the Building, and the Common Areas. Notwithstanding the foregoing, Tenant shall pay to Landlord the cost of (x) any and all such repairs which may be required as a result of repairs, alterations, or installations made by Tenant or any subtenant, assignee, licensee or concessionaire of Tenant or any agent, servant, employee or contractor of any of them (each, a “Tenant Party”) or (y) any loss, destruction or damage to the extent caused by the omission or negligence of Tenant, or any Tenant Party.

8.2	WAIVER OF SUBROGATION APPLICABLE. The provisions of this Article 8 shall be subject to the waiver of subrogation contained in Article 13.

8.3	SERVICES. Landlord will provide: air-conditioning and heating during the seasons in which they are required; electricity; water; elevator service; exterior window-cleaning service; and janitorial service. The normal hours of operation of the Building will be 8 a.m. to 6 p.m. on Monday through Friday (except Federal holidays) and 9 a.m. to 1 p.m. on Saturday (except Federal holidays) and such additional hours, if any, as Landlord from time to time reasonably determines. Electricity, water, and elevator service will be available at all times. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord notice of such requirement by noon of the prior business day. Tenant shall pay for such extra service at Landlord’s then-current rate for such extra service. The initial charge for after-hours HVAC service is One Hundred Dollars ($100.00) per hour, which charge is subject to periodic adjustment by Landlord (provided that such charge does not exceed the cost charged to other tenants in the Building). Tenant shall have access to the Premises twenty-four (24) hours per day every day of the year. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building.

The parties agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the Federal, state or local governments, or are required pursuant to Section 5.3(B) hereof, including without limitation, controls on the permitted range of temperature settings in office buildings and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Landlord shall not have any liability to Tenant whatsoever as a result of Landlord’s failure or inability to furnish any of the utilities or services to be furnished by Landlord hereunder, nor shall such failure or inability be considered an eviction, actual or constructive, of Tenant from the Premises. Should any of the Building equipment or machinery break down, or for any cause or reason cease to function properly, Landlord shall use all reasonable efforts to repair the same promptly, but Tenant shall have no claim for abatement of rental or for any damages on account of any interruptions in service occasioned thereby or resulting therefrom; provided, however, that if such failure (i) is within Landlord’s reasonable control to remedy, (ii) is continuous for five (5) business days, and (iii) renders the Premises or material portion thereof untenantable, then rent shall abate from the sixth (6th) business day of such failure until the Premises are tenantable again.

8.4	ELECTRICITY.

(A) If Tenant requires electric current for use in the Premises in excess of the amount required for general business office use and if in Landlord’s reasonable judgment,

(i) Landlord’s facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord, at Tenant’s sole cost and expense, will furnish and install such additional wire, conduits, feeders, switchboards and equipment as may be required to supply such additional requirements of Tenant, provided that the same shall be permitted by law and applicable insurance requirements and shall not cause damage to the Building or the Premises or cause or create a dangerous or hazardous condition, or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

(B) Tenant agrees that it will not make any material alteration or addition to the electrical equipment in the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld.

(C) Landlord will furnish electricity to the Premises through presently installed electrical facilities for Tenant’s reasonable use for lighting, electrical appliances and equipment. Tenant shall pay, as Additional Rent, the sum of $4,500.00 per year ($1.50/rentable square foot/year) in equal monthly installments with Base Rent. Said Additional Rent shall be subject to proportionate increase(s), from time to time and at any time throughout the Term, to the extent that the rate charged to Landlord by the utility company providing electricity to the Building is increased. Tenant agrees that, at Landlord’s sole option, an electrical consultant, selected by Landlord, may make periodic surveys of the electrical equipment in the Premises. In the event such survey(s) indicate that Tenant’s use of electricity is greater than $1.50 per rentable square foot, the electricity charge shall be adjusted accordingly. In the event that the Premises is separately metered for electrical usage, Tenant shall pay all applicable utility charges directly to the provider of such utility. Landlord reserves the right to change electricity providers at any time, and to purchase green or renewable energy, provided that such change will not materially adversely affect Tenant.

8.5	NO LIABILITY.

(A) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises in accordance herewith for any purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, or furnishing any services or performing any other obligation hereunder, by reason of any cause reasonably beyond Landlord’s control, or for any cause due to any act or neglect of Tenant or any Tenant Party, Landlord shall not be liable to Tenant therefor, and except as expressly otherwise provided in this Lease, Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B) Landlord reserves the right to stop any service or utility system, in case of accident or emergency, or until necessary repairs have been completed. Landlord shall exercise reasonable diligence to restore such service or utility. Except in case of emergency, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason of such stoppage.

8.6	RECYCLING AND WASTE MANAGEMENT. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future laws, orders and regulations of Federal, state or local government authorities regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “Trash”); (b) to comply with Landlord’s recycling policy as part of any sustainability practices employed by Landlord; (c) to sort and separate its Trash and recycling into such categories as are provided by law and/or Landlord’s sustainability practices; (d) that each separately sorted category of Trash and recycling shall be placed in separate receptacles, to the extent directed by Landlord, (e) that Landlord reserves the right to refuse to collect or accept from Tenant any Trash and recycling that is not separated and sorted, as required by law and/or by Landlord, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Landlord; and (f) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

ARTICLE 9

TENANT’S REPAIRS

9.1	TENANT’S REPAIRS AND MAINTENANCE. Tenant covenants and agrees that, from and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only for those repairs for which Landlord is responsible under the terms of Article 8 of this Lease and damage by fire or casualty and as a consequence of the exercise of the power of eminent domain. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building or the Land by Tenant, Tenant’s agents, employees, contractors, sublessees, licensees, concessionaires or invitees. Tenant shall maintain all its equipment, furniture and furnishings in good order and repair.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand, pay to Landlord the cost thereof together with interest thereon at the rate specified in Section 15.5, and if Tenant shall default in such payment, Landlord shall have the remedies provided for non-payment of rent or other charges payable hereunder.

ARTICLE 10

ALTERATIONS

10.1	ORIGINAL ALTERATIONS. The original improvement of the Premises shall be accomplished in accordance with Exhibit C. Landlord is under no obligation to make any structural or other alterations, additions, improvements or other changes (collectively “Alterations”) in or to the Premises except as set forth in Exhibit C.

10.2	RIGHT TO MAKE FUTURE ALTERATIONS. Tenant shall not make or permit any Tenant Party to make any Alterations in or to the Premises without Landlord’s prior written consent. However, Landlord’s consent shall not be required with respect to any interior cosmetic or decorative Alteration (such as the installation of paint, carpeting or wallcoverings) costing less than $10,000, provided the same are in accordance with the requirements of this Section 10.2. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed Alteration that (i) does not affect the structure of the Building, (ii) does not affect the functioning of the Building’s mechanical, electrical, plumbing or HVAC systems, (iii) does not negatively impact the Building’s then current or planned “green” rating under any Green Building Standard, and (iv) is not readily visible from the exterior of the Premises. Any Alteration made by Tenant shall be made in a good and workmanlike manner by an experienced, reputable contractor reasonably approved by Landlord, in accordance with plans and specifications approved in writing by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), in accordance with the requirements of this Section 10.2, and in accordance with all applicable legal requirements and requirements of any insurance company insuring the Building. If any mechanic’s or materialman’s lien (or a petition to establish such lien) is filed in connection with any Alteration for which Tenant is responsible, then such lien (or petition) shall be discharged by Tenant at Tenant’s expense within ten (10) days thereafter by the payment thereof or the filing of a bond acceptable to Landlord. If Tenant shall fail to discharge any such mechanic’s or materialman’s lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys’ fees incurred in connection therewith) as Additional Rent payable with the next monthly installment of Annual Fixed Rent falling due. Landlord’s consent to the making of any Alteration shall not be deemed to constitute Landlord’s consent to subject its interest in the Premises, the Building or the Land to any mechanic’s or materialman’s lien which may be filed in connection therewith. Any and all Alterations will be performed in accordance with Landlord’s sustainability practices, including any third-party rating system concerning the environmental compliance of the Building and/or the Premises, as the same may change from time to time.

10.3

REMOVAL. All Alterations to the Premises shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term. However, (i) if Tenant is not then in default under this Lease, Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises at Tenant’s expense, and (ii) Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates in writing for removal, other than those set forth on Exhibit C.

Landlord shall have the right to repair at Tenant’s expense all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If any such Alterations, furniture, furnishing or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord’s property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant’s expense such furniture, furnishing or equipment and any Alteration other than those set forth on Exhibit C which Landlord designates in writing for removal. Notwithstanding the foregoing, Tenant, upon submitting its request to make any Alteration, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term. If Tenant submits its request for such information in accordance with the foregoing provision and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails to specify, Tenant shall have no further obligation to remove the Alterations which were subject of Tenant’s request.

10.4	HEAVY EQUIPMENT. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures, which, if considered necessary by the Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Any damage to the Premises or the Building caused by moving the property of Tenant into or out of the Premises shall be repaired at Tenant’s cost.

10.5	SUPPLEMENTAL COOLING. Consistent with the provisions of this Article 10, Tenant may install in the Premises supplemental cooling units. Additionally, Tenant may access the central coolant water loop, the use of which will be billed to Tenant on a regular basis.

10.6	INCREASE IN TAXES. Tenant shall pay one hundred percent (100%) of any increase in real estate taxes on the Building which shall, at any time after the Commencement Date, result from alterations, additions or improvements to the Premises made by Tenant, if the taxing authority specifically determines such increase results from such alterations, additions or improvements made by Tenant.

ARTICLE 11

ASSIGNMENT AND SUBLETTING

11.1

RESTRICTIONS ON TRANSFER. Tenant shall not assign or transfer this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord’s prior written consent. Subject to the provisions of Sections 11.2 through 11.7 below, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed, provided the proposed assignee or subtenant (i) is compatible with the quality and stature of the Building and its tenants, (ii) will use the Premises only for the Permitted Use, and will not, in Landlord’s reasonable opinion, cause the Building or any part thereof not to conform to the environmental and green building clauses in this Lease, and (iii) in the reasonable judgment of Landlord, has the financial capability to undertake and perform its obligations under this Lease or under the sublease. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed as a consent to or acceptance of such assignee, subtenant or occupant as a tenant. Landlord’s consent to any assignment, subletting or occupancy, or Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant, shall not be construed (i) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or (ii) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy. Tenant hereby collaterally assigns to Landlord any rent due from any assignee, subtenant or occupant of Tenant as security for Tenant’s performance of its obligations pursuant to this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such rent directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord stating that an Event of Default exists under this Lease and specifying that such rent shall be paid directly to Landlord. Any such payments made by any assignee, subtenant or occupant shall be credited against the monthly amounts owed by Tenant under this Lease. Each sublease shall provide that, at Landlord’s election, the subtenant agrees to attorn to Landlord or enter into a direct lease with Landlord on the same terms as the sublease in the event this Lease is terminated by reason of an Event of Default by Tenant. Tenant shall not mortgage this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations.

If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease.

11.2

EXCEPTIONS. Notwithstanding the foregoing provisions of Section 11.1, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any Tenant Affiliate (meaning thereby any controlling entity of Tenant or any entity controlled by Tenant or any entity under common control with Tenant) or to any corporation, limited liability partnership or limited liability company into which Tenant may be converted or with which it may merge, or to any entity purchasing all or substantially all of Tenant’s stock or assets (each, a “Permitted Tenant Successor”), provided that in the case of a Permitted Tenant Successor, the entity to which this Lease is so assigned or which so sublets the Premises has a net worth which is the same or better than the Tenant as of the date of this Lease. If any Tenant Affiliate to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a

Tenant Affiliate, and if such cessation was contemplated at the time of the assignment or subletting, such cessation shall be considered an assignment or subletting requiring Landlord’s consent. Notwithstanding anything contained herein to the contrary, Tenant shall not require the consent of Landlord hereunder as a result of any infusion of additional equity capital in Tenant or an initial public offering of equity securities of Tenant.

11.3	LANDLORD’S TERMINATION RIGHT. Subject to the exceptions set forth in Section 11.2 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord a Recapture Offer.

For the purposes hereof a “Recapture Offer” shall be defined as a notice from Tenant to Landlord which:

States that Tenant desires to sublet the Premises, or a portion thereof, or to assign its interest in this Lease.

Identifies the affected portion of the Premises (“Recapture Premises”).

Identifies the rental rate of the proposed subletting or assignment.

Offers to Landlord to terminate the Lease in respect of the Recapture Premises (in the case of a proposed assignment of Tenant’s interest in the Lease or a subletting for the remainder of the Term of the Lease) or to suspend the Lease Term in respect of the Recapture Period (meaning that the Lease Term in respect of the Recapture Premises shall be terminated during the Recapture Period, and Tenant’s rental obligations shall be proportionately reduced, and at the expiration of the Recapture Period the Recapture Premises will be returned to Tenant under the terms of the Lease), in either case as of a specified date (the “Release Date”).

Landlord shall have forty-five (45) days (the “Acceptance Period”) from Landlord’s receipt of the Recapture Offer to accept it, in which case all obligations of Tenant to Landlord under the Lease with respect to the Recapture Premises for the Recapture Period shall cease and terminate and, if applicable, Landlord shall be obligated to physically separate the Recapture Premises from the remainder of the Premises at its expense. In the event that Landlord shall not exercise its termination or suspension rights as aforesaid, or shall fail to give any timely notice pursuant to this Section, the provisions of Sections 11.4-11.7 shall be applicable. This Section 11.3 shall not be applicable to an assignment or sublease pursuant to Section 11.2.

11.4

CONSENT OF LANDLORD. In the event that Landlord shall not have exercised the termination or suspension right as set forth in Section 11.3, then for a period of one hundred twenty (120) days after the earlier of (i) the receipt of Landlord’s notice stating that Landlord does not elect the termination or suspension right, or (ii) the expiration of the Acceptance Period, Tenant shall have the right to assign this Lease or sublet the portion of the Premises designated in the Recapture Offer, provided that, in each instance,

Tenant first obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

the proposed assignee or subtenant is a tenant in the Building or is (or within the previous sixty (60) days has been) in active negotiation with Landlord for premises in the Building or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or the proposed assignee or subtenant is not of good character and reputation, or the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the Permitted Use, or the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Operating Expenses for the Building beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or there shall be existing an Event of Default.

This Section 11.4 shall not be applicable to an assignment or sublease pursuant to Section 11.2.

11.5	TENANT’S NOTICE. Tenant shall give Landlord notice of any proposed sublease or assignment (“Proposed Transfer Notice”), and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting subject to the provisions of Section 11.4, the information necessary for Landlord to make the determinations set forth in such Section, (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, and (d) in the case of a proposed assignment or subletting pursuant to Section 11.2 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of Section 11.2.

If Landlord shall consent to the proposed assignment or subletting, then Tenant may thereafter sublease the whole or any part of the Premises or assign pursuant to the Proposed Transfer Notice; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 11.3 shall again be applicable.

11.6	PROFIT ON SUBLEASING OR ASSIGNMENT. If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the sum of (i) the rent and other charges due under this Lease and (ii) the reasonable out-of-pocket costs incurred by Tenant in connection with the assignment or sublease transaction (which costs shall be amortized on a straight-line basis over the term of the assignment or sublease), then whether such excess is in the form of an increased monthly or annual rental, a lump sum payment, payment at an above-market rate for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay fifty percent (50%) of any such excess to Landlord as Additional Rent no later than ten (10) days after Tenant’s receipt thereof. Upon at least thirty (30) days’ prior notice to Tenant, Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any instrument of sublease, assignment or other transfer shall be subject to Landlord’s reasonable approval.

11.7	ADDITIONAL CONDITIONS.

(A) No assignment or subletting under this Article 11 shall be valid unless both Tenant and the assignee or sublessee agree directly with Landlord to be bound by all the obligations of the Tenant hereunder (including, without limitation, the obligation to pay the Annual Fixed Rent and Additional Rent and to comply with the provisions of this Article 11). Such agreement shall be in form reasonably satisfactory to Landlord. No such assignment or subletting shall relieve the Tenant named herein of any of its obligations under this Lease. The provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination of the Lease, the assignment or sublease shall be terminated.

(B) Tenant shall promptly reimburse Landlord for the reasonable expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting or occupancy.

(C) No assignment or subletting under any of the provisions of Sections 11.2 or 11.4 shall in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

ARTICLE 12

LIABILITY OF LANDLORD AND TENANT

12.1	LANDLORD LIABILITY. Except in the case of the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for any damage, injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any of the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability of Landlord to furnish any utility or service specified in this Lease; and leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. Any property stored or placed by Tenant or Tenant Parties in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Notwithstanding the foregoing provisions of this Section or any other Section of this Lease, Landlord shall not be released from liability to Tenant for any damage caused by Landlord’s willful misconduct or gross negligence. However, in no event shall Landlord ever be liable for any indirect or consequential damages or loss of profits or the like.

12.2	INDEMNITIES.

(A) Without limiting any other provisions hereof, but subject to the waiver of subrogation contained in Section 13.3 hereof. Tenant agrees to defend, protect, indemnify and save Landlord and its partners, affiliates, officers, agents, servants and employees and Landlord’s management, leasing and redevelopment agents from and against all liability to third parties arising out of the use of the Premises or the acts or omissions of Tenant or its servants, agents, employees, contractors, suppliers, workers or invitees. To the extent not prohibited by law and subject to the waiver of subrogation contained in Section 13.3, Landlord and its partners, affiliates, officers, agents, servants and employees shall not be liable for any damage either to person, property or business resulting from the loss of the use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, recovering and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

(B) Landlord shall indemnify and hold Tenant, its officers, employees and agents harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees) suffered by or claimed against Tenant, directly or indirectly, based on or arising out of any negligent or wrongful act or omission of Landlord or its agents or employees. In the event Tenant shall, without fault on its part, be made a party to any litigation commenced by or against Landlord (other than a suit commenced by one party to this Lease against the other), then Landlord shall protect and hold them harmless, and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Tenant in connection with such litigation.

12.3	SUCCESSOR LANDLORD. If any landlord hereunder transfers the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer.

12.4	NO OFFSET. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord, Tenant hereby acknowledges that the covenant to pay Rent is independent of all other covenants of this Lease. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

12.5	NO PERSONAL LIABILITY. If Tenant is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building and the Land. No other asset of Landlord, any partner of Landlord or any other person or entity shall be available to satisfy, or be subject to, such judgment, nor shall any such partner, person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any partner of Landlord.

ARTICLE 13

INSURANCE

13.1	TENANT’S INSURANCE COVERAGE. Tenant shall purchase and maintain insurance during the entire Term of the Lease, and for so long thereafter as Tenant shall occupy any portion of the Premises, for the benefit of the Tenant and Landlord (as their interest may appear) with terms and coverages reasonably satisfactory to Landlord, and with insurers having a minimum A.M. Best rating of A-/VII, and with such increases in limits as Landlord may from time to time reasonably request, but initially Tenant shall maintain the following coverages in the following amounts:

Commercial General Liability insurance, in occurrence form, covering bodily injury or death to persons and damage to or destruction of property, and including contractual liability coverage for Tenant’s indemnity obligations required by this Lease to afford protection of not less than $2,000,000 per occurrence and $5,000,000 combined single limit in the aggregate for any one accident;

Workers’ Compensation insurance as required by all state and/or federal laws;

Business Interruption insurance;

“all-risk” property insurance on a “replacement cost” basis with an agreed value endorsement covering all Tenant’s personal property and all improvements and betterments to the Premises performed at Tenant’s expense; and

coverage on behalf of Landlord against rental loss in an amount equal to the Base Rent then payable for the upcoming period of not less than twelve months.

Tenant shall, prior to the commencement of the Lease Term and on each anniversary of the Commencement Date and/or renewal date thereof, furnish to Landlord certificate(s) evidencing such coverage, which certificate(s) shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days prior written notice to Landlord and Tenant. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord shall be deemed secondary thereto.

13.2	AVOID ACTION INCREASING RATES. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premise which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If Tenant fails to comply with the provisions of this Section 13.2 and: (i) any insurance coverage is jeopardized and Tenant fails to correct such dangerous or prohibited use following notice within the applicable cure period set forth within the Lease hereof; or (ii) insurance premiums are increased and Tenant fails, following notice, to cease such use within the applicable cure period set forth within the Lease, then in each event such failure shall constitute an Event of Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in the Lease.

13.3

WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible property insurance policies. Landlord waives any and every claim against Tenant for any and all loss of or damage to the Building or the Premises or contents thereof, which would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Tenant waives any and every claim against Landlord for any and all loss of, or damage to, the Building or Premises or the contents thereof which would have been covered had tenant maintained the insurance policies required to be maintained by tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of property insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

13.4	LANDLORD’S INSURANCE. Landlord shall maintain (a) a policy of commercial general liability insurance, with a broad form comprehensive liability endorsement, on an occurrence basis, in an amount not less than $5,000,000 combined single limit per location, and (b) a policy of insurance against all direct risk of physical loss to the Building in an amount not less than eighty percent (80%) of the full replacement value of the Building above foundation walls. All insurance required to be maintained by Landlord pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in Massachusetts and which have a rating of at least “A-” and are within a financial size category of not less than “Class VIII” in the most current Best’s Key Rating Guide (or another rating reasonably selected by Landlord if such Guide is no longer published).

13.5	CONTRACTOR’S AND SUBCONTRACTOR’S INSURANCE. Tenant will require that all parties performing work on or with respect to the Property, including, without limitation, contractors, subcontractors and service vendors, maintain insurance coverage at such parties’ expense, in the following minimum amounts:

Workers’ Compensation - Statutory amount.

Employer’s Liability - $500,000 each accident; $500,000 disease-policy limit; $500,000 disease - each employee.

Automobile Liability - $1,000,000 covering losses due to the insurer’s liability for bodily injury or property damage.

Medical Expenses - $5,000 per person per accident.

Uninsured/Underinsured Motorists’ Coverage - $1,000,000.

Commercial General Liability: Bodily injury and property damage – Per Exhibit F (construction contractors) or per Exhibit G (service contractors).

Excess Liability Coverage – Per Exhibit F (construction contractors) or per Exhibit G (service contractors) or such greater amount as is needed for the specific job.

Transit Coverage - As needed for the specific job.

The minimum A.M. Best’s rating of each insurer is A-/VII. Tenant must obtain Landlord’s written permission to waive any of the above requirements. Higher amounts may be required by Landlord if the work to be performed is deemed by Landlord to be hazardous. Tenant will obtain and keep on file a certificate of insurance which shows that each such party is so insured. Landlord will be named as an additional insured with respect to Contractors’ and Subcontractors’ Auto Liability, Commercial General Liability and Excess Liability policies. Landlord must obtain indemnification and hold harmless provisions in favor of Landlord, Property Manager and Tenant.

ARTICLE 14

FIRE OR CASUALTY AND TAKING

14.1	FIRE OR CASUALTY. If the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in Landlord’s estimate the Premises cannot be restored within three hundred sixty-five (365) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within one hundred twenty (120) days after such fire or casualty. Tenant may elect in writing sixty (60) days following the date of such notice from Landlord to terminate this Lease effective as of the date of Tenant’s notice. If any such damage: (i) renders 25% of the Building untenantable; or (ii) renders general Building systems inoperable and such systems cannot be repaired in Landlord’s reasonable estimate within three hundred sixty five (365) days from the date of such damage, or (iii) occurs within the last two (2) Lease years, Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the Tenant at any time within one hundred twenty (120) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage.

14.2	INSURANCE LIMITATION. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Article 14 to repair or restore any portion of any alterations, additions, installation or improvements in the Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of the Lease. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of the Lease.

14.3

CONDEMNATION. If the Land or the Building (or any portion of the Building, the loss of which would require reconfiguration or restoration of the Building which Landlord reasonably estimates will cost in excess of 25% of the current replacement cost of the Building) shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, Landlord shall have the right, exercisable at its sole direction, to cancel the Lease upon not less than sixty (60) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation.

ARTICLE 15

DEFAULT

15.1	EVENT OF DEFAULT. Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Annual Fixed Rent or Additional Rent within five (5) days following such payment’s due date; provided that, on up to one (1) occasion in any twelve (12) month period, there shall exist no Event of Default unless Tenant shall have been given written notice of such failure and shall not have made the payment within five (5) days following the giving of such notice; (b) Tenant’s violation or failure to perform or observe any other covenant or condition within twenty (20) days after written notice thereof from Landlord; provided that, if such failure is curable but is not reasonably capable of being cured within thirty (30) days, then such cure period shall be extended for such additional period as may reasonably be required up to an additional forty-five (45) days, so long as Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion; (c) the estate hereby created shall be taken on execution or by other process of law; or (d) Tenant shall make an assignment for the benefit of its creditors; or (e) Tenant shall judicially be declared bankrupt or insolvent according to law; or (f) a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer is appointed to take charge of all or any substantial part of Tenant’s property by a court of competent jurisdiction and such appointment is not discharged within ninety (90) days thereafter; or (g) any petition shall be filed against Tenant in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding, and such proceedings shall not be fully and finally dismissed within ninety (90) days after the institution of the same; or (h) Tenant shall file any petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceeding; or (i) Tenant otherwise abandons or vacates the Premises. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation an Event of Default. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation reasonable attorneys’ fees, brokerage fees, costs of reletting, and loss of rent. Tenant shall pay in full for all leasehold improvements constructed or installed within the Premises pursuant to this Lease to the date of the breach, and for materials ordered at its request for the Premises.

15.2

LANDLORD’S REMEDIES. If there shall be an Event of Default, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of Massachusetts, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums accrued through the later of termination or Landlord’s recovery of possession. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Annual Fixed Rent, Additional Rent or damages which may be due or sustained prior to such default, all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall be either:

an amount equal to the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event the cause of action shall be deemed not to have accrued until the expiration of the Lease Term. Landlord agrees that if the Premises are relet, Landlord shall act reasonably to obtain a fair market rental value for the Premises; or

an amount equal to the present value (as of the date of the termination of this Lease) of the difference between (i) the Annual Fixed Rent and Additional Rent which would have become due during the remainder of the Lease Term, and (ii) the fair market rental value of the Premises for the same period, which damages shall be payable to Landlord in one lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

15.3	TENANT WAIVER. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

15.4	LANDLORD RIGHT TO MAKE PAYMENT. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord’s taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy to which it is otherwise entitled in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at a rate per annum (the “Default Rate”) which is five (5) whole percentage points higher than the prime rate published from time to time in the Money Rates section of The Wall Street Journal, from the date incurred to the date of payment thereof by Tenant, shall constitute Additional Rent.

15.5	LATE PAYMENT. If Tenant fails to make any payment of the Annual Fixed Rent or Additional Rent by the date such payment is due and payable, then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Lease Interest Rate from the date such payment was due to the date of payment thereof. Notwithstanding the foregoing, Landlord agrees to waive imposition of the above-described late charge on up to one (1) occasion in any twelve (12) month period, provided Tenant tenders the overdue payment to Landlord within five (5) business days after Tenant’s receipt of written notice from Landlord stating that the payment was not received when due. For purposes hereof, “Lease Interest Rate” shall mean a rate equal to the lesser of (i) the Prime Rate from time to time announced by the Wall Street Journal (the “Prime Rate”), plus four percent (4%), or (ii) the maximum applicable legal rate.

15.6	LANDLORD’S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE 16

ENVIRONMENTAL

16.1

ENVIRONMENTAL HAZARDS. Tenant shall not cause or permit any “Hazardous Substances” (as hereinafter defined) to be used, stored, generated or disposed of in, on or about the Land, Building or Premises by Tenant, its agents, employees, servants, licensees, contractors, or invitees, except for such Hazardous Substances as are normally utilized in connection with the use permitted by this Lease and are necessary to Tenant’s business and then only in strict compliance with all applicable “Environmental Laws” (as hereinafter defined). Any such Hazardous Substances permitted on the Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all Environmental Laws. Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Land, Building or Premises by Tenant, Tenant’s agents, employees, contractors or invitees.

Tenant agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of or transfer to the Premises, Building, or Land any Hazardous Substances, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Substances shall be discovered. Furthermore, Tenant shall pay any fines, penalties, or other assessments imposed by any governmental agency with respect to any such Hazardous Substances and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Substances to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders, or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Substances affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Substances at, to, or from the Premises.

16.2	HAZARDOUS SUBSTANCES. As used herein, “Hazardous Substances” means any substance which is toxic, ignitable, reactive or corrosive or which is regulated by Environmental Laws. The term “Environmental Laws” means federal, state and local laws and regulations, judgments, orders and permits governing safety and health and the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, all as amended. “Hazardous Substances” includes any and all materials or substances which are defined as “hazardous waste,” “extremely hazardous waste” or a “hazardous substance” pursuant to state, federal or local governmental law. Hazardous Substances also includes asbestos, polychlorinated biphenyls (“PCBs”) and petroleum products.

ARTICLE 17

MISCELLANEOUS PROVISIONS

17.1	[Intentionally Deleted].

17.2	NONWAIVER. No waiver of any provisions of this Lease shall be implied by any failure of Landlord to enforce any remedy on account of the violation of such provisions, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the other specified in such waiver and that one only for the time and in the manner specifically stated. No receipt for monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right possession hereunder or after the finding of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possessions of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

17.3	CUMULATIVE REMEDIES. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. If Landlord waives in writing any default, then such waiver shall not be construed as a waiver of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. Neither Tenant’s payment of a lesser amount than the sum due hereunder nor Tenant’s endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such sum or to pursue any other remedy available to Landlord. Landlord’s re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to injunctive relief against any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease, as well as specific performance of any such covenants, conditions or provisions, provided, however, that the foregoing shall not be construed as a confession of judgment by Tenant.

17.4	QUIET ENJOYMENT. This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent and Additional Rent, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease, without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease.

17.5	SURRENDER. (A) No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises as an acceptance of a surrender of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B) Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 9.1 and 10.3, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 10.3.

17.6	BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker(s), person(s) or firm(s) designated in Section 1.1 hereof (the “Broker”); and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Broker; and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C) Landlord agrees that it shall be solely responsible for the payment of a brokerage commission to the Broker pursuant to the terms of a separate written agreement.

17.7	INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

17.8	PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the parties and each of their respective successors and assigns, subject to the provisions herein restraining subletting or assignment. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

17.9	RECORDING. Each of Landlord and Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord’s and Tenant’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is not intended to vary the terms and conditions of this Lease.

17.10	NOTICES AND TIME FOR ACTION. Whenever notice shall or may be given either to Landlord or to Tenant under this Lease, such notices shall be in writing and shall be sent by hand, by registered or certified mail, or by overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid, to the following addresses (or to such other address or addresses as may from time to time hereafter be designated by either party by notice meeting the requirements of this Section 17.10):

If to Landlord:

c/o AEW Capital Management, L.P.

Two Seaport Lane

World Trade Center East

Boston, MA 02210

Attention: Asset Manager for CPT One Exeter Plaza LLC

Fax: (617) 261-9555

with a copies to

Cushman & Wakefield of MA, Inc.

125 Summer Street

Boston, MA 02110

Attn: Property Manager for CPT One Exeter Plaza LLC

Fax: (617) 261-0274

and

James Sperling, Esq.

Rubin and Rudman LLP

50 Rowes Wharf

Boston, MA 02110

Fax: (617) 330-7550

If to Tenant:

Until Commencement Date:

EPIRUS Biopharmaceuticals, Inc.

800 Boylston Street, 16th Floor

Boston, MA 02199

Attn: Carol Marzilli

After Commencement Date:

EPIRUS Biopharmaceuticals, Inc. One Exeter Plaza

699 Boylston Street

Boston, MA 02199

Attn: Carol Marzilli

With a copy to:

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.

17.11	WHEN LEASE BECOMES BINDING. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

17.12	PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and shall not be considered in construing the provisions of this Lease.

17.13	RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building or the Land or any part thereof (“Mortgage”), and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided that in the case of a future Mortgage the holder of such Mortgage agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordination as such mortgagee may reasonably request, subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a Mortgage, executed and recorded prior to the Date of this Lease, shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such Mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such Mortgage to this Lease.

If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

17.14	NOTICE TO MORTGAGEE. After receiving notice from any person, firm or other entity that it holds a Mortgage, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder at the address as specified in said notice (as it may from time to time be changed), and the curing of any of Landlord’s defaults by such holder within a reasonable time after such notice (including a reasonable time to obtain possession of the premises if the mortgagee elects to do so) shall be treated as performance by Landlord. If any Mortgage is listed on Exhibit D then the same shall constitute notice from the holder of such Mortgage for the purposes of this Section 17.14.

17.15	ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, which assignment is made to the holder of a Mortgage, Tenant agrees:

That the execution thereof by Landlord, and the acceptance thereof by the holder of such Mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

That, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s Mortgage and the taking of possession of the Premises.

No Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with such holder’s prior written consent, and any such payment without such consent shall not be binding on such holder.

17.16	CERTAIN TENANT COVENANTS. Tenant covenants during the Lease Term and for such further time as Tenant occupies any part of the Premises:

(A) To pay when due all Annual Fixed Rent and Additional Rent.

(B) To pay all reasonable costs, including attorneys’ and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

17.17	ESTOPPELS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, within ten (10) days after the request of Landlord made from time to time, will furnish to Landlord, or any existing or potential holder of any Mortgage, or any potential purchaser of the Premises or the Building (each an “Interested Party”) a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. If Tenant shall fail to deliver such statement within such ten (10) day period, and such failure shall continue for five (5) days after written notice thereof, such event shall constitute an Event of Default hereunder without any further notice or cure period. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant, and any guarantor of Tenant’s obligations under this Lease, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 17.17 may be relied upon by any Interested Party.

17.18	SELF-HELP. If Tenant fails to make any payment or perform any act which Tenant is obligated to do under this Lease and (except in the case of emergency) if the same continues unpaid or unperformed beyond applicable grace periods, then Landlord may, but shall not be obligated so to do, after ten (10) days’ notice to and demand upon Tenant, or without notice to or demand upon Tenant in the case of any emergency, make such payment or perform such act on Tenant’s behalf. Such action by Landlord shall not waive or release Tenant from any obligations of Tenant in this Lease. All sums paid by Landlord in connection with such action, and all reasonable and necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Lease Interest Rate, from the date of the making of such expenditures by Landlord, shall be payable to the Landlord on demand.

17.19	HOLDING OVER. Tenant shall have no right whatsoever to remain in possession of the Premises following the expiration or earlier termination of the Lease Term, whether or not Landlord has given Tenant notice to vacate. If Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then Tenant shall become a tenant at sufferance subject to immediate eviction by Landlord at any time, and the rent shall be increased to an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated at the highest rate payable under the terms of this Lease, or (y) 150% of the fair market rental value of the Premises. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including

Landlord’s right to evict Tenant and to recover damages, and Tenant shall be liable for all loss, cost and damage incurred by Landlord resulting from Tenant’s failure and delay in surrendering the Premises. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

17.20	ENTRY BY LANDLORD. Landlord, and its duly authorized representatives, shall, upon reasonable prior notice (except in the case of emergency, when no notice shall be required), have the right to enter the Premises at all reasonable times (and at any time in the case of emergency) for the purposes of inspecting the condition of same and making such repairs, alterations, additions or improvements thereto as may be necessary if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions or improvements except as otherwise provided in this Lease), and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Lease Term and at any reasonable time during the Lease Term to show the Premises to prospective purchasers and mortgagees. Except in the event of an emergency, Landlord shall be accompanied by a representative of Tenant, if requested by Tenant, and Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s business while in the Premises.

17.21	TENANT’S PAYMENTS. Any Additional Rent due hereunder, except for monthly payments on account of Operating Expenses and Taxes, shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord. If Tenant does not timely pay any amount of Additional Rent, Landlord shall have all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after the date thereof, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.

17.22	TIME OF THE ESSENCE. Time is of the essence of each provision of this Lease.

17.23	COUNTERPARTS. This Lease may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

17.24	ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto, and supersedes all prior dealings between them with respect to the Premises and the leasing thereof, and there are no other understandings, agreements, representations or warranties, verbal or written, not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless in writing and signed by the party or parties to be bound.

17.25	TENANT’S PAYMENTS. In the event either party institutes any suit or action against the other in connection with this Lease, the prevailing party shall be entitled to recover from the other all reasonable costs and expenses incurred by the prevailing party in connection with such suit or action, including, without limitation, reasonable attorneys’ fees.

17.26	NO PARTNERSHIP. The relationship of the parties hereto is that of landlord and tenant and no partnership, joint venture or participation is hereby created.

17.27	SECURITY DEPOSIT.

(A) Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord shall not be required to maintain the Security Deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. The Security Deposit shall be security for Tenant’s performance of its obligations under this Lease. Within five (5) days after Tenant’s receipt of written notice of Landlord’s use of the Security Deposit or portion thereof as a result of a default by Tenant under this Lease, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its amount prior to such use, and Tenant’s failure to do so shall constitute a default hereunder. Within approximately thirty (30) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant’s vacating the Premises, Landlord shall return the Security Deposit less (i) such portion thereof as Landlord shall have used to satisfy Tenant’s obligations under this Lease, and (ii) such portion thereof as Landlord reasonably determines will be sufficient to satisfy Tenant’s obligations concerning payment of Tenant’s Share of Taxes and Tenant’s Share of Operating Expenses which will not be finally determined until after the end of the calendar year in which the Lease Term ends. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord’s interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit (which liability for the return of the Security Deposit shall be confirmed in writing to Tenant, upon Tenant’s request for such confirmation), and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

(B) At Tenant’s election and with Landlord’s prior consent, the Security Deposit may be in the form of an unconditional, irrevocable standby letter of credit (the “Letter of Credit”) from a U.S. banking institution reasonably acceptable to Landlord, insured by a federal insurance agency and authorized to do business in the Commonwealth of Massachusetts (the “Issuer”). The Issuer must have long-term, unsecured and unsubordinated debt obligations rated in the highest category by at least two of Fitch Ratings Ltd. (“Fitch”, which highest rating currently is AAA), Moody’s Investors Service, Inc. (“Moody’s”, which highest rating currently is Aaa), and Standard & Poor’s Ratings Services (“S&P”, which highest rating currently is AAA), or their respective successors (collectively, the “Rating Agencies”), and must have a short term deposit rating in the highest category from at least two Rating Agencies (which currently would be F1 from Fitch, P-1 from Moody’s, and A-1 from S&P). The qualifications in the preceding sentence are collectively referred to as the “Issuer Qualifications.” The Letter of Credit shall (i) meet the requirements of the International Standby Practice ISP98, International Chamber of Commerce (ICC) Publication No. 590, (ii) name Landlord as beneficiary, (iii) be in the amount of the Security Deposit, (iv) be payable in full or partial draws against Landlord’s sight draft upon a statement by Landlord that. pursuant to the provisions of this Lease, Landlord is entitled to draw upon the Letter of Credit, (v) include an “evergreen” provision which provides that the Letter of Credit shall be renewed automatically on an annual basis unless the issuer delivers sixty (60) days prior written notice of cancellation to Landlord, (vi) have an initial expiration date no earlier than one year from the date of issue and an outside expiration date no earlier than sixty (60) days after the expiration of the initial Lease Term, (vii) be transferable, at no expense to Landlord, to any successor to Landlord as owner of the Building, and (viii) otherwise be in form and substance satisfactory to Landlord (items [i] through [viii] collectively the “LC Requirements”). In the event the Letter of Credit is ever not renewed when required under this Section 17.28, Landlord shall have the right to draw upon the Letter of Credit and hold the proceeds thereof as a cash Security Deposit.

In the event that, at any time, the Issuer Qualifications are not met by the then-current Issuer of a Letter of Credit held by Landlord, or if the financial condition of the Issuer changes in any other materially adverse way (as determined by Landlord), then Tenant shall, within five (5) days written following notice from Landlord, deliver to Landlord a replacement Letter of Credit that satisfies the LC Requirements and is issued by an Issuer that satisfies the Issuer Qualifications. In the event that Tenant fails to timely deliver such substitute Letter of Credit, such failure shall constitute an Event of Default for which there shall be no notice and cure period, and, in addition to the rights set forth in Article 15 hereof, Landlord shall have the right under such circumstances to immediately, and without further notice to Tenant, draw upon the then-extant Letter of Credit and hold the proceeds thereof.

17.28	GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts.

17.29	WAIVER OF JURY TRIAL. Landlord and Tenant waive trial by jury in any action, proceeding, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease or Tenant’s use or occupancy of the Premises. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located, and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

17.30	RULES AND REGULATIONS. Tenant will faithfully observe and comply with the reasonable rules and regulations for the Building and the Land as Landlord hereafter at any time or from time to time may make and for which Landlord provides at least five (5) business days’ prior notice in writing to Tenant (“Rules and Regulations”). A copy of the current Rules and Regulations for the Building are attached hereto as Exhibit H.

However, in case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. All Rules and Regulations shall be of general applicability to, and non-discriminatorily applied against, all comparable tenants in the Building.

17.31	SIGNAGE. Landlord shall provide building standard signage in the standard graphics for the Building listing Tenant, any permitted subtenant or assignee of Tenant on the directory(ies) for the Building. The initial listing of Tenant’s name shall be at Landlord’s expense. Any changes or additions to such directory(ies) shall be at Tenant’s cost and expense.

17.32	ARBITRATION. In any case where this Lease references arbitration of a dispute, such dispute shall be submitted to arbitration in accordance with the provisions of applicable law, as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association’s office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No dispute under this Lease shall be submitted to arbitration until twenty (20) days after the party asserting the existence of the dispute gives notice thereof to the other party, together with a reasonably detailed description of the dispute.

17.33	FORCE MAJEURE. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

EXECUTED as a sealed instrument by persons or officers hereunto duly authorized on the Date set forth in Section 1.1 above.

WITNESS:	LANDLORD:

/s/ Matt Denoble	CPT One Exeter Plaza, LLC, a Delaware limited Matt
Matt DeNoble	liability company
Assistant Vice President

	By:	/s/ Daniel Bradley
	Name:	Daniel J. Bradley
	Title:	Authorized Signatory

WITNESS:	TENANT:

/s/ Carol Marzilli	EPIRUS Biopharmaceuticals, Inc., a DE Corp.
Carol A. Marzilli Corporate Controller	By:	/s/ Amit Munshi
	Name	Amit Munshi
	Its:	President and CEO
Hereunto duly authorized

EXHIBIT A

LEGAL DESCRIPTION

One Exeter Plaza, Boston, Massachusetts

The land situated in Boston in the County of Suffolk and Commonwealth of Massachusetts; now or formerly numbered 675 and 683-691 inclusive, on Boylston street, and bounded and described as follows:

PARCEL I - 675 Boylston Street

SOUTHERLY	by Boylston Street, twenty-five (25) feet;
WESTERLY	by Parcel II, by a line parallel with and three hundred and ninety-three (393) feet westerly from the westerly line of Dartmouth Street, one hundred and twelve (112) feet;
NORTHERLY	by a passageway sixteen feet wide, twenty-five (25) feet; and
EASTERLY	by a line parallel with and three hundred and sixty-eight (368) feet westerly from the westerly line of Dartmouth Street, one hundred and twelve (112) feet;

containing 2,800 square feet of land, more or less,

PARCEL II - 683-691 Boylston Street

SOUTHERLY	by Boylston Street, one hundred and thirty-five (135) feet;
WESTERLY	by Exeter Street, one hundred and twelve (112) feet;
NORTHERLY	by Public Alley No. 440, one hundred and thirty-five (135) feet; and
EASTERLY	by Parcel I, one hundred and twelve (112) feet;

containing 15,120 square feet of land more or less, and shown on a plan entitled “Plan of Land in Boston, Mass.”, dated April 18, 1944, prepared by William S. Crocker, Civil Engineer and recorded with Suffolk Registry of Deeds at Book 6352, Page 239.

EXHIBIT B

FLOOR PLAN

FOR THE PLAN OF PREMISES, PLEASE REFER TO EXHIBIT C-2.

EXHIBIT C

WORK LETTER

This Schedule is attached to and made a part of that certain Lease Agreement dated as of the 8th day of March, 2013 (the “Lease”), by and between CPT One Exeter Plaza, LLC (“Landlord”) and EPIRUS Biopharmaceuticals, Inc. (“Tenant”).

LANDLORD’S WORK.

Landlord agrees to perform the work (“Landlord’s Work”) as set forth on Schedule C-1 and Schedule C-2 attached hereto and incorporated herein by reference. Landlord shall exercise commercially reasonable efforts to substantially complete the Landlord’s Work by March 1, 2013 but Tenant shall have no claim against Landlord for failure to substantially complete the Landlord’s Work by such date. No diminution or abatement of Fixed Rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such delay in substantial completion. The parties agree that the scope of Landlord’s Work will be as set forth on Schedule C-1 and C-2 (subject to Plan approval, if required, as set forth in this Exhibit C; provided, however, that such Plan approval shall not alter the scope of Landlord’s Work unless Landlord expressly so agrees in writing).

LEASE COMMENCEMENT DATE.

(A) The Lease Commencement Date shall be the later of: (i) March 8, 2013 or (ii) the Substantial Completion Date, as defined in Section 2(C) of this Schedule, the Lease Commencement Date shall be the date on which Tenant takes such possession. As soon as may be convenient after the Lease Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written Lease Commencement Date Agreement in the form of Schedule E to this Lease.

(B) The term “Substantially Complete” (and any permutation thereof) as it pertains to Landlord’s Work shall mean that (i) Landlord’s architect certifies that the Landlord’s Work is complete, other than Punch List Items, as defined below, and (ii) Landlord has obtained a temporary or permanent certificate of occupancy for the Premises (except that if Tenant engages its own contractors to perform any work in the Premises, Landlord shall not be obligated to obtain such certificate of occupancy if Landlord’s inability to obtain it is based upon any aspect of the work performed by Tenant’s contractors). The “Actual Substantial Completion Date” of Landlord’s Work shall be defined as the date on which Landlord’s Work is Substantially Complete.

(C) The “Substantial Completion Date” shall be defined as the Actual Substantial Completion Date, except that if Landlord is delayed in the performance of Landlord’s Work by reason of any Tenant Delay, as defined below, then the Substantial Completion Date shall be deemed to be the date that the Actual Substantial Completion Date would have occurred but for such Tenant Delay. Tenant agrees that no Tenant Delay shall delay commencement of the Term or Tenant’s obligation to pay rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant.

DEFINITIONS.

(A) “Punch List Items” shall be defined as incomplete items of work and adjustment of equipment and fixtures in the Premises, provided that the incompleteness of such items, and Landlord’s completion thereof, does not cause material interference with Tenant’s use of the Premises for the Permitted Use. The Punch List Items shall be set forth in a so-called punch list prepared and signed by Tenant and Landlord. The Landlord shall complete, as soon as conditions practically permit, all Punch List Items, and Tenant shall cooperate with Landlord in providing access to the Premises as may be required to complete such work in a normal manner.

(B) “Tenant Delay” shall be defined as any delay in the performance of Landlord’s Work to the extent that such delay is:

(i)	due to special work not originally included in Landlord’s Work; or

(ii)	due to changes, alterations or additions required or made by Tenant in the layout or finish of the Premises or any part thereof from that set forth in the Plans; or

(iii)	caused by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment; or

(iv)	caused by Tenant or any representative of Tenant in taking any action, or in failing to take any action which Tenant is required to take (including, without limitation, failing to timely respond within the time periods set forth in this Schedule or unreasonably withholding any approval required of Tenant under this Schedule). Tenant shall be required to take such action within five (5) business days after Tenant receives a written request to take such action.

PLANS

Landlord and Tenant shall cooperate with each other in developing the final plans for the Landlord’s Work. Such plans shall be called the “Plans.” Landlord shall develop the Plans to be consistent with the terms of Schedule C-1 and the plan attached hereto as Schedule C-2. The Plans shall contain at least the information required by, and shall conform to the requirements of, applicable law, and shall contain all information required for the issuance of a building permit for the work shown thereon. Tenant’s approval of the Plans shall not be required unless the work shown thereon incorporates new items or is otherwise inconsistent with Schedule C-1 and Schedule C-2. If Tenant’s approval is required, Tenant shall respond within five (5) business days of Landlord’s submission of the Plans, and Tenant’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed (and if Tenant disapproves, Tenant shall provide specific reasons for such disapproval). In the event Tenant fails to timely respond to such submission, Tenant shall be deemed to have approved such submission.

PERFORMANCE OF LANDLORD’S WORK; COST OF LANDLORD’S WORK

(A) General Contractor. Landlord shall engage a contractor (“General Contractor”) as the general contractor to perform the Landlord’s Work. Landlord’s Work shall be completed as described in Schedule C-1 attached hereto and made a part hereof. It is understood and agreed that Landlord’s Work does not include the selection or providing of furniture, access control, art work, voice data or moving costs.

(B) Cost. Landlord’s Work shall be performed at Landlord’s sole cost and expense.

WORK PERFORMED BY TENANT. The parties acknowledge that Tenant will be employing contractors in preparing the Premises for Tenant’s occupancy to install wiring, telecommunications and data systems, security systems, and furnishings in the Premises (“Tenant Work”). Any Tenant Work shall be done in accordance with the requirements of Article 6 of the Lease. In addition, :

a)	Landlord or General Contractor shall give Tenant reasonable advance notice of the date on which the Premises will be ready for such other contractors.

b)	Tenant shall take all necessary measures to the end that Tenant’s contractors shall cooperate with Landlord’s contractors in all ways so as to avoid any delay to the work being performed by Landlord’s contractors or any other conflict with the performance of the work of Landlord’s contractors. All of Tenant’s Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations.

QUALITY AND PERFORMANCE OF WORK.

(A) Quality of Work. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable Requirements and all insurance requirements.

(B) Correction of Defects. Landlord warrants to Tenant that Landlord’s Work will be performed free from defects in workmanship and materials (“Landlord’s Warranty”). Landlord’s Warranty shall be subject to the exclusions which are set forth in Section 3.5.1 of the form A201 General Conditions published by the American Institute of Architects (1997 edition). Landlord’s obligations under this Section 7(B) shall only apply during the Warranty Period, as hereinafter defined. The “Warranty Period” shall be nine (9) months after the Lease Commencement Date; however, Tenant agrees to notify Landlord promptly after Tenant’s discovery of any alleged defect. Landlord agrees to correct or repair, at Landlord’s expense, items which are in breach of Landlord’s Warranty or which otherwise are incomplete or do not conform to the work contemplated under Schedule C-1, provided that Landlord receives written notice of the need for such correction or repair prior to the end of the Warranty Period. Landlord shall be deemed to have satisfied all of its obligations under this Schedule (including, without limitation, its obligations under this Section 7(B)) to the extent that Landlord has not received written notice of the need for corrective work or repairs prior to the end of the Warranty Period. The provisions of this Section 7(B) shall not relieve Landlord of any obligation which Landlord has to make repairs or to perform maintenance pursuant to Article 8 of the Lease.

DISPUTES. Any dispute between the parties with respect to the provisions of this Schedule shall be submitted to arbitration in accordance with Section 17.32 of the Lease.

LANDLORD’S SUSTAINABILITY PRACTICES/GREEN BUILDING STANDARD. Any work undertaken by or on behalf of Tenant in the Building, including but not limited to construction and maintenance methods and procedures, material purchases, and disposal of waste shall conform to Landlord’s sustainability practices and, to the extent the Building is then-certified under one or more Green Building Standard, such Green Building Standard.

SCHEDULE C-1

LANDLORD’S WORK

In the locations shown on Exhibit C-2, the following Landlord’s Work shall be Substantially Completed by Landlord by the Commencement Date at Landlord’s sole cost and expense.

•	Installation of new paint, carpet, and vinyl base throughout.

•	Installation of new window blinds throughout.

•	Demolition of interior walls (as shown in red on Exhibit C-2).

•	Installation of millwork countertop with above and below cabinets.

•	Installation of new sink.

•	Installation of new VCT flooring at millwork.

•	Patch ceiling tile where walls are demolished.

•	Clean/relamp light fixtures throughout.

•	Future space planning to provide eight (8) workstations (install proper electrical to support workstations).

SCHEDULE C-2

PLANS

EPIRUS BIOPHARMACEUTICALS

699 BOYLSTON STREET
FLOOR 11
BOSTON, MA

1.31.13
2013.043

VISNICK & CAULFIELD
ARCHITECTURE & DESIGN

DRAWING INDEX

ARCHITECTURAL				
SHEET NUMBER	SHEET NAME	ISSUED	ISSUED	ISSUED
A-0	COVERSHEET			
A-1	DEMOLITION / PARTITION PLAN			
A-2	ELECTRICAL LOCATION PLAN / RCP			
A-3	FINISH PLAN & DETAILS			

ARCHITECT
VISNICK & CAULFIELD ASSOCIATES, INC.
500 BOYLSTON ST
FLOOR 2
BOSTON, MA 02116
TEL: (617) 457-0990
www.vca-arch.com

PROPERTY MANAGER
CUSHMAN & WAKEFIELD
125 SUMMER STREET
BOSTON, MA 02110
TEL: (617) 330-6966
www.cushwake.com

Preliminary
01/30/2013 5:34:46 PM

SCOPE OF WORK
SCOPE OF WORK

1 DEMOLITION PLAN

SCOPE OF WORK
OFFICE
CONFERENCE
OPEN OFFICE
COPY/COFFEE
COAT
COAT
SCOPE OF WORK

2 PARTITION PLAN

DEMOLITION LEGEND:

- EXISTING TO REMAIN
- EXISTING TO BE REMOVED
- EXISTING WINDOW OR SIDELIGHT TO REMAIN
- EXISTING WINDOW OR SIDE LIGHT TO BE REMOVED
- EXISTING DOOR TO REMAIN
- EXISTING DOOR AND FRAME TO BE REMOVED

DEMOLITION NOTES:

1. CONTRACTOR TO FAMILIARIZE HIM/HER SELF WITH ALL EXISTING ELEMENTS OF CONSTRUCTION PRIOR TO COMMENCING DEMOLITION. ALL WORK SHALL COMPLY WITH APPLICABLE REQUIREMENTS OF THE BUILDING CODE, AND HEALTH REGULATIONS AND BE PERFORMED IN SUCH A MANNER AS TO ENSURE HUMAN SAFETY.
2. CONTRACTOR TO COORDINATE THE REMOVAL AND RELOCATION OF ELECTRICAL AND MECHANICAL SYSTEMS AND DEVICES AS REQUIRED BY WALL DEMOLITION.
3. ALL DEMOLITION TO BE ACCOMPLISHED IN SUCH A MANNER AS TO MINIMIZE DAMAGE TO ABUTTING CONSTRUCTION TO REMAIN.
4. WHEN DEMOLITION OF ANY EXISTING ITEM IS IN QUESTION, NOTIFY ARCHITECT AND BUILDING MANAGER PRIOR TO DEMOLITION IN THE
5. GC TO COORDINATE WITH BUILDING MANAGER ON SHUT-DOWN TIME WHEN WORKING ON EXISTING SYSTEMS.
6. ALL LIGHT FIXTURES EXCEPT FOR THOSE NOTED SHALL REMAIN. ALL CEILING TILES AND GRID TO REMAIN, PROTECT DURING DEMOLITION. REFER TO A2 REFLECTED CEILING PLAN FOR MORE INFORMATION ON CEILINGS AND LIGHTS.

CONSTRUCTION LEGEND:

- ROOM NAME AND NO.
- HATCH INDICATES MILLWORK SCOPE
- LINE INDICATES SCOPE OF WORK AREA
- INTERIOR ELEVATION SYMBOLS, e.g. SEE ELEVATION 1 ON DWG. A-6
- FIRE EXTINGUISHER CABINET: SEMI RECESSED THE G.C. SHALL FURR-OUT PARTITIONS AS NEEDED FOR DEPTH OF CABINET

CONSTRUCTION NOTES:

1. ALL WORK SHALL CONFORM TO THE LATEST EDITION OF THE COMMONWEALTH OF MASSACHUSETTS BUILDING CODE AND ALL OTHER APPLICABLE CODES AND REGULATIONS.
2. ALL CONFLICTS AND ITEMS FOR CLARIFICATION SHALL BE BROUGHT TO THE ATTENTION OF THE ARCHITECT PRIOR TO AFFECTING WORK IN THAT AREA.
3. IF VARIANCE FROM THE EXISTING DRAWING OCCURS, NOTIFY THE ARCHITECT PRIOR TO COMMENCING ANY RELATED WORK.
4. CONTRACTOR SHALL VISIT THE SITE PRIOR TO PRICING. THE DRAWINGS DEPICT ONLY THE GENERAL EXISTING CONDITION. THE CONTRACTOR SHALL BE RESPONSIBLE FOR EXACT QUANTITY TAKE-OFFS BASED ON FIELD OBSERVATIONS.

ELEVATION:

3 PANTRY ELEVATION

VISNICK & CAULFIELD
ARCHITECTURE & DESIGN
500 BOYLSTON ST, FL 2
BOSTON, MA, 02116
PHONE: 617.437.0990
www.vca-arch.com

PROJECT:
EPIRUS BIOPHARMACEUTICALS
699 BOYLSTON STREET
FLOOR 11
BOSTON, MA 02116

REVISIONS:	
REV.#	DATE:

TITLE:
DEMOLITION PLAN
PARTITION PLAN

SCALE: 1/8" = 1'-0" | PROJECT #: | DATE: JAN. 31, 2012 | DRAWN: | CHK:

DRAWING NO.:
A-1

1 ELECTRICAL & TEL/DATA LOCATION PLAN
1/8" = 1'-0"

2 REFLECTED CEILING PLAN
1/8" = 1'-0"

ELECTRICAL TEL/DATA LEGEND:

① REFRIGERATOR (N.I.C.) BY TENANT. G.C. TO PROVIDE REQUIRED POWER & FILTERED WATER LINE (IF NECESSARY).

② PANTRY SINK-ADA: ELKAY - ELUH118 "GOURMET LUSTERTONE UNDERMOUNT SINK" FAUCET- KOHLER FORTE K-10433 NO ESCUTCHEON VIBRANT STAINLESS (VS) FINISH COORDINATE OPENINGS WITH SINK SPECIFICATION

③ MICROWAVE: GE - JEB1860DMBB 13 9/16"H x 18 13/16"D x 23 7/8"W G.C. TO PROVIDE REQUIRED POWER, REFER TO ELEVATION FOR HEIGHT.

④ WATER FILTRATION: (N.I.C) BY TENANT G.C. TO PROVIDE POWER & FILTERED WATER LINE

⑤ COFFEE: (N.I.C.) BY TENANT G.C. TO PROVIDE REQUIRED POWER AND FILTERED WATER LINE.

Ⓒ COPY MACHINE: (N.I.C) G.C. TO PROVIDE POWER/TEL/DATA

- WALL MOUNTED DUPLEX ELECTRICAL OUTLET MOUNT 18" AFF UNLESS OTHERWISE NOTED
- WALL MOUNTED DEDICATED CIRCUIT ELECTRICAL OUTLET MOUNT 18" AFF UNLESS OTHERWISE NOTED
- WALL MOUNTED QUADRAPLEX ELECTRICAL OUTLET MOUNT 18" AFF UNLESS OTHERWISE NOTED
- WALL MOUNTED TELEPHONE/DATA LOCATION: THE G.C. SHALL PROVIDE PLASTER RING FOR SINGLE GANG COVER PLATE AND PULL STRING. MOUNT 18" AFF UNLESS OTHERWISE NOTED
- "C" COUNTER HEIGHT

CEILING LEGEND:

- EXISTING CEILING AND GRID TO REMAIN
- NEW CEILING AND GRID TO MATCH FRONT ENTRY TILE AND GRID
- EXISTING FIXTURES TO REMAIN, RELAMP AND CLEAN.
- NEW 2X2 FIXTURE TO MATCH EXISTING

ADD/ALTERNATE:

1. PRICE OUT FOR CEILING AND GRID ADJACENT TO PRIVATE OFFICE SIDE BE REPLACED WITH NEW CEILING TILE AND GRID, SPECIFICATION TO MATCH EXISTING TILE AND GRID AT FRONT ENTRY

KEY PLAN

VISNICK & CAULFIELD
ARCHITECTURE & DESIGN
800 BOYLSTON ST. FL 2
BOSTON, MA. 02116
PHONE: 617.457.0990
www.vca-arch.com

PROJECT:
EPIRUS
BIOPHARMACEUTICALS
699 BOYLSTON STREET
FLOOR 11
BOSTON, MA 02116

REVISIONS:	
REV.#	DATE:

TITLE:
ELEC LOCATION PLAN-
REFLECTED CEILING PLAN

SCALE: 1/8" = 1'-0"	PROJECT #: 2010.043
DATE: JAN. 31, 2010	DRAWN: DM CHK: MV

DRAWING NO.:
A-2

1 FINISH PLAN

FINISH LEGEND AND SPECIFICATIONS:

CARPET:

C-1
- DESCRIPTION: GENERAL CARPET TILE THROUGHOUT
- MANUFACTURER: TANDUS
- SPEC: CITY WALK
- FINISH: OPEN AIR
- REMARKS: HORIZONTAL ASHLAR INSTALLATION

VCT
- DESCRIPTION: VINYL COMPOSITION TILE
- MANUFACTURER: MANNINGTON
- SPEC: BRUSHWORK
- FINISH: GRAPHITE
- REMARKS: COPY/PANTRY

BASE:

VB
- DESCRIPTION: VINYL BASE (ROLLED)
- SPEC: JOHNSONITE
- FINISH: DB-ICICLE
- REMARKS:

WALL FINISH:

P-1
- MANUFACTURER: BENJAMIN MOORE
- SPEC: OC-118, SNOWFALL WHITE
- FINISH: EGGSHELL
- REMARKS: GENERAL PAINT THROUGHOUT

P-2
- MANUFACTURER: BENJAMIN MOORE
- SPEC: 2008-10, MERLOT RED
- FINISH: EGGSHELL
- REMARKS: ACCENT PAINT @ PANTRY

P-3 (ADD ALT)
- MANUFACTURER: WOLF GORDON
- PRODUCT: WINK (APPLIED OVER P1)
- COLOR: CLEAR
- NOTES: SEE PLAN FOR LOCATION, G.C. TO PROVIDE LEVEL 5 FINISH WALL AT ALL SPECIFIED LOCATIONS

MILLWORK FINISH:

PL-1
- DESCRIPTION: EMPLOYEE PANTRY
- SPEC: FORMICA
- FINISH: WHITE, 949-58
- REMARKS: UPPER CABINETS

PL-2
- DESCRIPTION: EMPLOYEE PANTRY
- SPEC: FORMICA
- FINISH: MOUSE, 928-58
- REMARKS: LOWER CABINETS/COUNTER

ADD ALTERNATE:

1. PRICE OUT ALTERNATE FOR P-3 PAINT AT DESIGNATED LOCATIONS. INCLUDE IN PRICING FOR WALLS TO BE LEVEL 5 FINISH.

MILLWORK DETAILS:

VISNICK & CAULFIELD
ARCHITECTURE & DESIGN
400 BOYLSTON ST, FL 2
BOSTON, MA 02116
PHONE: 617.457.0990
www.vca-arch.com

PROJECT:
EPIRUS
BIOPHARMACEUTICALS
699 BOYLSTON STREET
FLOOR 11
BOSTON, MA 02116

REVISIONS:

REV.#	DATE

TITLE:
FINISH PLAN
DETAILS

SCALE: AS NOTED | DATE: JAN. 31, 2013

DRAWING NO.:
A-3

EXHIBIT D

LIST OF MORTGAGEES

EXHIBIT E

FORM OF COMMENCEMENT DATE AGREEMENT

Reference is made to that certain Lease by and between                                                              , a(n)                             , Landlord and                                         , a(n)                             , Tenant, and dated                     .

Landlord and Tenant hereby confirm and agree that the Commencement Date under the Lease is                              and that the Lease Term expires on                     .

This Commencement Date Agreement is executed as a sealed instrument as of             , 20    .

LANDLORD:

CPT One Exeter Plaza, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:
a(n)

By:

By:

By:
Name:
Title:

EXHIBIT F

CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS

Division		Trade Description	Trade Number for Limits Required (See Attached)
1.	Sitework	Earthwork Excavation Grading Paving Piling/Caisson Retention	3 5 2 2 3 4

2.	Concrete	Formwork Precasts Structural	5 5 5

3.	Masonry	Masonry	5

4.	Metal And Structural	Metal Deck Misc. Metals Structural Steel	4 2 5

5.	Carpentry	Millwork Rough Carpentry Wood Doors	2 2 2

6.	Moisture Protection	Caulking Dampproofing Roofing/Sheet Metal Waterproofing	3 3 5 3

7.	Doors, Windows And Glass	Curtainwall Glass, Glazing & Aluminum Hardware Hollow Metal Work	5 3 1 1

8.	Finishes	Acoustic Ceramic & Quarry Covering Lathe, Plaster & Drywall Resilient Floor Paint & Vinyl Wall	2 2 2 2 2 2

Division		Trade Description	Trade Number for Limits Required (See Attached)
9.	Specialties	Access Flooring Partitions Toilet Accessories	1 1 1

10.	Equipment	Crane Operations	4

11.	Furnishings	Suppliers	1

12.	Special Construction	Asbestos Abatement Blasting	5 5

13.	Conveying Systems	Elevators Escalators Conveyers Dumbwaiters	5 5 3 3

14.	Mechanical	Fire Protection System Plumbing	4 4

15.	HVAC		5

16.	Electrical	Electrical	5

17.	Demolition	More Than 3 Stories 3 Stories or Less	10 5

General Contractor		Major Project	50

General Contractor		Performing Following Work:	10

New construction Under 4 Stories and Less Than 150,000 Sq. Ft.

Construction Contract Up to $15,000,000

Renovation Less Than 15% of Existing Structure

Any unusual or specialized renovation or repair work undertaken by the General Contractor under this contract may require other limits of liability than those listed above. Owner will make any determination of revised liability limits in consultation with its risk management staff.

EXHIBIT F (CONT’D)

CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS

The following are Limits of Liability required depending on the trade number of the Contractor:

1.	$1,000,000 Each Occurrence
$1,000,000 General Aggregate
$1,000,000 Products & Completed Operations Aggregate

2.	$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate

3.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate

4.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate

EXHIBIT F (CONT’D)

5.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$4,000,000 Umbrella Each Occurrence/Aggregate

6.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$8,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$9,000,000 Umbrella Each Occurrence/Aggregate

50.	$ 2,000,000 Each Occurrence
$ 2,000,000 General Aggregate
$ 2,000,000 Products & Completed Operations Aggregate
$49,000,000 Umbrella Each Occurrence/Aggregate
OR
$ 1,000,000 Each Occurrence
$ 2,000,000 General Aggregate
$ 2,000,000 Products & Completed Operations Aggregate
$50,000,000 Umbrella Each Occurrence/Aggregate

EXHIBIT G

SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS

TYPE OF SERVICE	NUMBER FOR LIMITS REQUIRED

Garbage Removal and Disposal including dumpster maintained on premises.	2

Telephone and T.V. Equipment and Master Wiring and Antennas Service	10 (exterior) 5 (interior)

Snow Removal Service	2

Sprinkler System Service and Repair	3

Alarm Systems Service and Repair	3

Signage and Light Post Maintenance	2

Landscaping and Lawn Maintenance	1

Electrical Maintenance	1

Parking Surface Maintenance and Striping	1

Asbestos Abatement and Hazardous Material Removal	5

Overhead and Revolving Door Services	2

Interior & Exterior Cleaning and Janitorial	2

Fire Extinguishing in Restaurants	2

Elevator/Escalator Service & Maintenance	5

Window Washing and Swing Station Equipment Services	3

Security & Guard Services	2

Special Events and Exhibition	Call Risk Mgmt. Dept.

Heating, Ventilation and Air Conditioning Service	2

Plumbing Service	2

TYPE OF SERVICE	NUMBER FOR LIMITS REQUIRED

Metal Cleaners and Refinishers	3

Roofers	10

Office Equipment Service	1

EXHIBIT “G” (cont.)

SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS

The following are limits of liability required depending on the trade number of the Contractor:

	1.	$1,000,000 Each Occurrence
$1,000,000 General Aggregate

	2.	$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate

	3.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$1,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate

	4.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$2,000,000 Umbrella Each Occurrence/Aggregate
OR
$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate

5.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$3,000,000 Umbrella Each Occurrence/Aggregate
OR

EXHIBIT “G” (cont.)

SERVICE CONTRACTOR INSURANCE LIMITS REQUIREMENTS

$1,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$4,000,000 Umbrella Each Occurrence/Aggregate

10.	$2,000,000 Each Occurrence
$2,000,000 General Aggregate
$2,000,000 Products & Completed Operations Aggregate
$8,000,000 Umbrella Each Occurrence/Aggregate

OR

$1,000,000 Each Occurrence
$2,000,000 General Aggregate
2
2,000,000 Products & Completed Operations Aggregate
$
$9,000,000 Umbrella Each Occurrence/Aggregate

EXHIBIT H

RULES AND REGULATIONS

1. The rights of tenants in the entrances, corridors, stairways and elevators in the Building are limited to ingress and egress from the tenant’s premises for the tenants and their employees, licensees and invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, or use, or permit the use of, such entrances, corridors, stairways or elevators for any purpose other than such ingress and egress. No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, stairways, elevators or other facilities in the Building by other tenants. Fire exits and stairways are for such uses that would not violate any laws or regulations relating thereto. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as all facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by the negligence of a tenant or the employees, licensees or invitees of such tenant, shall unless covered by Landlord’s normal fire and extended coverage insurance be paid by such tenant.

2. Landlord may refuse admission to the Building before or after regular business hours to any person not known to the watchman or not having an identification card issued by or to the tenant or not properly identified, and may require all persons admitted to or leaving the Building except persons regularly admitted to or leaving the Building before or after regular business hours to register. Any person whose presence in the Building at any time might, in the judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Each tenant is responsible for the security of its Premises. The use of built-in lockable casework is suggested. Landlord shall, in no way, be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant’s premises or the Building under the provisions of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

3. No tenant shall order or take deliveries of towels or other similar articles or obtain or accept the use of barbering, floor polishing, lighting maintenance, cleaning or other similar services, from any persons not approved by Landlord in writing to furnish such articles or services, which approval shall not be unreasonably withheld. Such articles shall be delivered or such services shall be furnished, when so approved, only at such hours, in such places within the tenant’s premises and under such rules as may be fixed by Landlord.

4. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, except that the name and logo of the tenant may be displayed on the entrance doors of, or in the elevator lobbies within, the tenant’s premises subject to the approval of Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the doors of or in the elevator lobbies within the tenant’s premises shall be done at the Landlord’s expense. The original listing of the name of the tenant and its officers and executive personnel on the directory board in the Building shall be done by Landlord at its expense. No tenant shall be allowed in excess of its pro rata share of the space on such directory board for such listings.

5. No tenant shall install awnings or other projections over or around the windows. Only such window blinds and shades as are supplied or permitted by Landlord shall be used in a tenant’s premises. Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner approved by Landlord.

6. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight and no safe or other object weighing more than the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any safe or other heavy object, the work involved in such distribution shall be done at the tenant’s expense and in such manner as Landlord shall determine. The moving of safes and other heavy objects shall not take place during regular business hours and only with previous notice to Landlord and the persons employed to move the same in and out of the Building, shall be subject to the approval of Landlord. No machines of any kind, except typewriters, photocopy machines, office machines, terminals, vending machines and other similar equipment may be installed or operated in the premises without Landlord’s prior written consent and in no event shall any such machines be placed or operated so as to disturb other tenants. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the tenant’s premises only in the freight elevators and through the service entrances and corridors and only during hours and in a manner approved by Landlord. Any tenant must make special arrangements with Landlord for moving large quantities of furniture and equipment into or out of the Building.

7. No noise, including the playing of musical instruments or the operation of radio, television or audio devices which, in the judgment of Landlord might disturb other tenants in the Building, shall be made or permitted by any tenant. No cooking shall be done in the tenant’s premises, except as expressly approved by Landlord. Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises which might impair or interfere with any of the building services or the proper and economical heating, cleaning or other servicing of the Building or the tenant’s premises, or the use or enjoyment by any other tenant of any other premises. No tenant shall install any ventilating, air-conditioning, electrical or other equipment of any kind, which, in the judgment of Landlord, might cause any impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any containers or receptacles used in any tenant’s premises shall be cared for and cleaned by and at the tenant’s expense.

8. The water closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. The cost of repairing any damage done to such closets and fixtures resulting from any misuse thereof by a tenant or the employees, licensees or invitees of such tenant shall be paid by such tenant.

9. Landlord shall have the right to prohibit any advertising by any tenant, which in its judgment tends to impair the reputation of the Building or its desirability as a first-class office building.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant’s premises and no lock on any door therein shall be changed or altered in any respect. Duplicate keys for the tenant’s premises and toilet rooms shall be procured only from Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant’s lease, all keys of the tenant’s premises and toilet rooms shall be delivered to Landlord.

11. All entrance doors in each tenant’s premises shall be kept closed at all times. All such doors should be kept locked when the tenant’s premises are not in use.

12. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

13. All window blinds shall be lowered when and as required because of the position of the sun during the air conditioning season.

14. Landlord reserves the right to rescind, alter or waive any building rule at any time when, in its judgment it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any building rule in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the Building Rules at any time, Landlord shall exercise its best efforts to see that all tenants comply with the Building Rules.

15. Tenants shall have the right to install canteen facilities and vending machines in their premises.

16. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

17. No space heaters or other energy-intensive equipment which is not essential to Tenant’s business shall be used in the Premises without the prior written approval of Landlord. Any space conditioning equipment that Landlord has approved for use in the Premises pursuant the terms of the previous sentence shall be operated on sensors or timers that limit operation of such equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

18. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

19. Smoking shall not be permitted anywhere in the Premises, Building or common areas appurtenant to the Building.

20. Except as otherwise permitted under the Lease, Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord.